UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street
Euless, Texas 76039
(Address of principal executive offices, including ZIP code)

(817) 835-4105
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously reported, on March 1, 2013, the Board of Directors (the “Board”) of U.S. Concrete, Inc. (the “Company”) approved a form of a nonqualified deferred compensation plan for certain key employees, including the Company's named executive officers. At that time the Board authorized the officers of the Company to proceed with all necessary acts to finalize such a nonqualified deferred compensation plan. The U.S. Concrete, Inc. Deferred Compensation Plan (the “Plan”) has now been completed in its final form and the Board approved such final form of the Plan on April 16, 2013.
The Plan is an unfunded arrangement intended to be exempt from the participation, vesting, funding and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The obligations of the Company under the Plan will be general unsecured obligations of the Company to pay deferred compensation in the future to eligible participants in accordance with the terms of the Plan from the general assets of the Company, although the Company may establish a trust to hold amounts which the Company may use to satisfy Plan distributions from time to time. The establishment of such a trust shall in no way deem the Plan to be “funded” for purposes of ERISA or the Code. The Board's 401(k) Committee will act as Plan administrator.
Pursuant to the Plan, a select group of management employees at a Grade 16 or higher will be eligible to participate by making an irrevocable election to defer up to seventy-five percent (75%) of the participant's annual base salary, as well as seventy-five percent (75%) of any annual bonus award. A participant will be 100% vested at all times in their account within the Plan. The Company will not provide any matching or discretionary contributions to the Plan on any participant's behalf.
Payment of Plan accounts will occur upon a participant's separation from service with the Company. The Company will require a six month delay in the payment of Plan benefits if the participant is a “specified employee” pursuant to Section 409A of the Code at the time of his separation from service with the Company and its affiliates, and an earlier payment would result in the imposition of an excise tax on the participant if the amounts were received at the time of his separation.
The Company may, at any time, in its sole discretion, terminate the Plan or amend or modify the Plan, in whole or in part, except that no such termination, amendment or modification shall have any retroactive effect to reduce any amounts deemed to be accrued and vested prior to such amendment.
The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibits 10.1and 10.2 and incorporated into this Current Report on Form 8-K by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
10.1	U.S. Concrete, Inc. Deferred Compensation Plan
10.2	U.S. Concrete, Inc. Deferred Compensation Plan Adoption Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: April 17, 2013                    By: _____/s/ William M. Brown______________________
William M. Brown
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	U.S. Concrete, Inc. Deferred Compensation Plan
10.2	U.S. Concrete, Inc. Deferred Compensation Plan Adoption Agreement